UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 6, 2021, Callon Petroleum Company (the “Company”) issued $650 million in aggregate principal amount of its 8.00% Senior Notes due 2028 (the “Notes”) to BofA Securities, Inc. and the other initial purchasers (the “Initial Purchasers”) for resale to certain persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. Net proceeds to the Company, after deducting Initial Purchasers’ discounts and commissions and estimated offering expenses, were approximately $639 million.
The Company intends to use the net proceeds of the offering to redeem all of its existing 6.25% Senior Notes due 2023 (the “2023 Notes”), with the remaining proceeds used to partially repay (without cancelling) amounts outstanding under its senior secured revolving credit facility. The 2023 Notes will be redeemable on July 21, 2021.
The Notes are fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by Callon Petroleum Operating Company, Callon (Eagle Ford) LLC, Callon Marcellus Holding, Inc., Callon (Niobrara) LLC, Callon (Permian) LLC, Callon (Permian) Minerals LLC and Callon (Utica) LLC (the “Guarantors”). The terms of the Notes are governed by the indenture, dated as of July 6, 2021 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee.
Indenture
The Notes will mature on August 1, 2028, and interest is payable on the Notes on each February 1 and August 1, commencing on February 1, 2022. At any time prior to August 1, 2024, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes in an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price of 108.00% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. At any time prior to August 1, 2024, the Company may, on any one or more occasions, redeem all or part of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. Upon the occurrence of certain kinds of change of control, each holder of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. On and after August 1, 2024, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount) equal to 104.00% for the twelve-month period beginning on August 1, 2024, 102.00% for the twelve-month period beginning August 1, 2025, and 100.000% beginning on August 1, 2026, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other senior indebtedness (including its senior secured revolving credit facility, second lien notes due 2025 and existing senior unsecured notes) and senior to any of its future subordinated indebtedness. The Guarantees will rank equally in right of payment with all of the other senior indebtedness of the Guarantors and senior to any future subordinated indebtedness of the Guarantors. The Notes and the Guarantees are effectively subordinated to all of the Company’s and the Guarantors’ secured indebtedness (including all borrowings and other obligations under the senior secured revolving credit facility and the second lien notes due 2025) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated in right of payment to all indebtedness and other liabilities of any of our current and future subsidiaries that do not guarantee the notes.
The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Guarantor, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries to the Company; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications set forth in the Indenture. If the Notes achieve a rating of Baa3 or better or BBB- or better from either Moody’s Investors Service, Inc. or S&P Global Ratings, respectively, many of these covenants will be suspended.
The Indenture contains customary events of default, including:
•default in any payment of interest on the Notes when due, continued for 30 days;
•default in the payment of principal of or premium, if any, on the Notes when due;

•failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;
•payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $50.0 million or more;
•failure by the Company or Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days;
•any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is held unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by a Guarantor; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement
As previously disclosed, on June 21, 2021, the Company directed Wells Fargo Bank, N.A., as trustee of the Company’s 2023 Notes (the “2023 Notes Trustee”), to deliver conditional notices of redemption to the respective holders of each series of 2023 Notes. At the closing of the offering of the Notes, the Company deposited with the 2023 Notes Trustee a portion of the proceeds from the offering of the Notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the 2023 Notes to, but not including, the redemption date, and irrevocably instructed the 2023 Notes Trustee to apply such funds to the full payment of the 2023 Notes on the redemption date. Concurrently therewith, the Company elected to satisfy and discharge the indenture governing the 2023 Notes in accordance with its terms and the 2023 Notes Trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indenture governing the 2023 Notes, the Company and the guarantors of the 2023 Notes have been released from their remaining obligations under the indenture governing the 2023 Notes.
This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the 2023 Notes or any other securities.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1
Indenture, dated as of July 6, 2021, by and among the Company, Callon Petroleum Operating Company, Callon (Eagle Ford) LLC, Callon (Niobrara) LLC, Callon (Permian) LLC, Callon (Permian) Minerals LLC, Callon (Utica) LLC, Callon Marcellus Holding, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

July 7, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer